Exhibit 23





               Consent of Independent Auditors


We   consent  to  the  incorporation  by  reference  in  the
Registration Statement (Form S-8 No. 333-07121) pertaining to the Employees' Retirement Savings Plan for the Precision Stamping Division of Elco Textron Inc. of Textron Inc. of our report dated April 17, 1998, with respect to the
financial   statements  and  schedules  of  the   Employees'
Retirement Savings Plan for the Precision Stamping Division of Elco Textron Inc. included in this Annual Report (Form 11-
K) for the year ended December 31, 1997.




                               ERNST & YOUNG LLP


Providence, Rhode Island
June 23, 1998